Exhibit 99.1

For Immediate Release

DAVID KOWALSKI JOINS RELIANT BANCORP, INC. AS CHIEF ACCOUNTING OFFICER AND CONTROLLER

Kowalski to manage accounting processes and direct financial policies.

BRENTWOOD, Tenn. (March 29, 2019) – Reliant Bancorp, Inc. (Nasdaq: RBNC) has announced the addition of David Kowalski as Chief Accounting Officer and Controller. In his new role, Kowalski will manage the company’s accounting processes and staff. He will also direct financial and accounting policies, processes, controls and reporting systems.

“We are excited to welcome David to the Reliant team,” said Dan Dellinger, Reliant Bancorp’s EVP, Chief Financial Officer. “David brings a wealth of knowledge and leadership to our accounting team that will help strengthen and shape our current processes.”

Kowalski has an extensive background in high-level accounting positions. Kowalski most recently served as Director of Financial Operations at Franklin Synergy Bank (Franklin, Tennessee). Prior to that, he served as Chief Financial Officer of Alternative Capital Funding Solutions (Franklin, Tennessee), Chief Accounting Officer and Corporate Controller of Avenue Bank (Nashville, Tennessee), and Senior Vice President, Finance and Accounting Officer of The Citizens Bank of Logan (Logan, Ohio). Kowalski’s certifications include Certified Public Accountant and Certified Financial Services Auditor.

About Reliant Bancorp, Inc. and Reliant Bank

Reliant Bancorp, Inc. is a Brentwood, Tennessee-based bank holding company which, through its wholly owned subsidiary Reliant Bank, operates banking centers in Davidson, Hamilton, Hickman, Maury, Robertson, Rutherford, Sumner, and Williamson counties, Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers. As of December 31, 2018, Reliant Bancorp, Inc. had approximately $1.7 billion in total consolidated assets, approximately $1.2 billion in loans, and approximately $1.4 billion in deposits. For additional information, please visit our website at www.reliantbank.com.

Contact:

Reliant Bank
Kim York, 615-595-5358
EVP, Chief Strategy Officer
kyork@reliantbank.com

David Kowalski Joins Reliant Bancorp, Inc. as Chief Accounting Officer and Controller

Forward-Looking Statements

All statements, other than statements of historical fact, included in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the Company’s future financial and operating results and the Company’s plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others: (1) the possibility that our asset quality would decline or that we experience greater loan losses than anticipated, (2) increased levels of other real estate, primarily as a result of foreclosures, (3) the impact of liquidity needs on our results of operations and financial condition, (4) competition from financial institutions and other financial service providers, (5) the effect of interest rate increases on the cost of deposits, (6) unanticipated weakness in loan demand or loan pricing, (7) lack of strategic growth opportunities or our failure to execute on those opportunities, (8) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (9) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, (10) our ability to effectively manage problem credits, (11) our ability to successfully implement efficiency initiatives on time and in amounts projected, (12) our ability to successfully develop and market new products and technology, (13) the impact of negative developments in the financial industry and U.S. and global capital and credit markets, (14) our ability to retain the services of key personnel, (15) our ability to adapt to technological changes, (16) risks associated with litigation, including the applicability of insurance coverage, (17) the vulnerability of Reliant Bank’s network and online banking portals, and the systems of parties with whom the Company and Reliant Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches, (18) changes in state and federal laws, rules, regulations or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments, (19) adverse results (including costs, fines, reputational harm, and/or other negative effects) from current or future litigation, regulatory examinations, or other legal and/or regulatory actions, and (20) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the SEC and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. The Company disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.